Exhibit 10.1
TAMBORAN RESOURCES CORPORATION
Federal Taxpayer Identification No.:

Restricted Stock Award Notice (“Notice”)

PART I

Fredrick J Barrett            Award Number:    NED – 02
Name of Participant                    Plan:        2024 Equity Award Plan

Address	City	State	Zip

Effective January 1, 2025 (“Award Date”), you have been granted a Restricted Stock Award of 2,505 shares (“Awarded Shares”) of TAMBORAN RESOURCES CORPORATION (the “Company”) common stock, par value US$19.76 per share (“Shares”). These Awarded Shares are restricted until the vesting date shown below.
The Awarded Shares will vest in increments on the date(s) shown:

Number of Awarded Shares	Vesting Date
2,505	100% Vested on the One (1) Year Anniversary of the Award Date

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement (including PART I and PART II), all of which are made a part of this document.

TAMBORAN RESOURCES CORPORATION

Signature: /s/ Rohan Vardaro _____________________        Date: 20 January 2025
Print Name:     Rohan Vardaro
Title:         Company Secretary

PARTICIPANT

Signature: /s/ Fredrick J Barrett____________________        Date: 22 January 2025
Print Name:     Fredrick J Barrett

Exhibit 10.1
PART II

General Terms and Conditions
Restricted Stock Award Agreement (“Award Agreement”)

Section 1.General Terms.
(a)Size and Type of Award. The Awarded Shares covered by this Award Agreement are listed in Part I of the Award Notice, and are subject to all of the terms and conditions of the Tamboran Resources Corporation 2024 Equity Award Plan (the “Plan”).
(b)Restrictions and Tax Election. A certificate or book-entry registration evidencing the Awarded Shares will be issued to you and will include a restrictive legend incorporating the terms and conditions of this Award Agreement. You may elect (pursuant to Section 83(b) of the Internal Revenue Code and set forth on Appendix A hereto) to be taxed on the Awarded Shares immediately upon their Award Date instead of later when they vest. If you make this Section 83(b) election, you will be required to include in ordinary income, for the taxable year in which the Award Date occurs, an amount equal to the fair market value of the Awarded Shares on the Award Date. The Company may be allowed to claim a tax deduction, for compensation expense, in a like amount. You make this Section 83(b) election by filing a statement of election containing specified items of information with the Internal Revenue Service within thirty (30) days after the Award Date. You must give a copy of the statement of election you file with the Internal Revenue Service to the Company. If you make this Section 83(b) election, the vesting of your Awarded Shares will not subject you to further income tax upon their vesting.
(c)Service. Your service with the Company and/or its subsidiaries constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.
Section 2.Vesting.
(a)Vesting Date. The vesting date (“Vesting Date”) for your Awarded Shares is specified in the Award Notice. On the Vesting Date, your Awarded Shares will, subject to the provisions of this Award Agreement, no longer be subject to a substantial risk of forfeiture.
(b)Vesting Conditions. There are service conditions you must satisfy before your Restricted Stock Award will vest. You must, except as otherwise provided herein, remain in continuous service with the Company and/or its subsidiaries from the Award Date through the Vesting Date.
(c)Forfeitures. Except as otherwise provided herein, if you terminate service with the Company and/or its subsidiaries prior to the Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on or after such termination of service date. When you forfeit Awarded Shares, all of your interest in the unvested Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Committee or to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.
(d)Change in Control. All of the Awarded Shares not previously vested or forfeited shall immediately vest in full and all other restrictions placed on the Awarded Shares shall be removed if a Change in Control (as defined in Section 11.10 of the Plan) occurs.
(e)Death or Disability; Termination or Non-Renewal without Cause. If your service with the Company and/or its subsidiaries ends due to (i) death or Disability (within the meaning of Section 11.19 of the Plan), (ii) as a result of a termination by the Company other than for Cause (as defined in Section 11.9 of the Plan), (iii) due to the end of your current term and subsequent non-renewal of such term as a non-employee director (absent any Cause for such non-renewal), or (iv) as a result of your voluntary termination of service (absent any circumstances that could be considered Cause for termination by the Company), the Awarded Shares not previously vested or forfeited will vest on such date of termination of service, on a monthly pro-rata basis, in an amount determined by multiplying (A) the

Exhibit 10.1
number of total Awarded Shares by (B) the number obtained by dividing (i) the number of months of continuous service completed during the period beginning on the Award Date and ending on December 31st of the year in which the Awarded Shares were granted, by (ii) twelve (12) months.
(f)Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company and/or its subsidiaries for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company and/or its subsidiaries.
(g)Application of Clawback Policy. Notwithstanding anything in this Award Agreement to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable.
Section 3.Dividends. Any dividends declared by the Company with a record date that is after the Award Date specified in this Award Agreement will be accumulated, held by the Company and paid to you if, as, and when the related Awarded Shares become vested.
Section 4.Voting Rights. You will have the right to vote, or direct the voting of, Awarded Shares.
Section 5.Right of Repurchase.
(a)Right of First Refusal. Before you may sell or otherwise transfer any Vested Shares (including any assignment, pledge, encumbrance or other disposition of the Vested Shares but not a transfer to the Company in pledge as security for any purchase money indebtedness incurred by you in connection with the acquisition of the Shares), the Company will have a right of first refusal to purchase the Vested Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”). The Company shall have the right to assign all or any portion of its Right of First Refusal to any current stockholder of the Company, any other third party or any combination of any of the foregoing, in its sole discretion.
(b)Notice to the Company. In the event you desire to accept a bona fide third party offer for the sale or transfer of any or all of the Vested Shares, you will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (i) your bona fide intention to sell or otherwise transfer such Vested Shares, (ii) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (iii) the number of Vested Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which you propose to transfer the Vested Shares (the “Offered Price”). You will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of any applicable transfer provisions.
(c)Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company or its assignee(s), as the case may be may, by giving written notice to you, elect to purchase all or any portion of the Vested Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 5(d).
(d)Purchase Price. The purchase price for the Vested Shares purchased under this Section 5 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Board of Directors of the Company in good faith.
(e)Payment of Purchase Price. Payment of the purchase price will be made, in the discretion of the Administrator, either (i) in cash (by check), by cancellation of all or a portion of any of your outstanding indebtedness to the Company or such assignee, or by any combination thereof, within 90 days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice
(f)Effect of Transfer; Right of First Refusal Continues. If any of the Vested Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or one or more of its assignees as provided in this Section 5 then you may sell or otherwise transfer such Vested Shares to that Proposed Transferee at the Offered Price or at a higher price;

Exhibit 10.1
provided, that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement, including without limitation, this Section 5 will continue to apply to the Vested Shares in the hands of such Proposed Transferee. If the Vested Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if you propose to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Vested Shares held by you may be sold or otherwise transferred.
Section 6.No Right to Continued Service. Nothing in this Award Agreement, or any action of the Board or Committee with respect to this Award Agreement, shall be held or construed to confer upon you any right to a continuation of service by the Company and/or its subsidiaries. You may be dismissed or otherwise dealt with as though this Award Agreement had not been entered into.
Section 7.Taxes. Where you or any other person is entitled to receive Awarded Shares pursuant to this Award Agreement, the Company shall have the right to require you or such other person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Awarded Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of vested Awarded Shares to cover the amount required to be withheld. Section 9.5 of the Plan is incorporated by reference herein.
Section 8.Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
If to the Participant, to the Participant’s address as shown in the Company's records.

If to the Board or Committee:

C/- Rohan Vardaro, Senior Counsel/Company Secretary
Tower One, International Towers Sydney
Suite 1, Level 39
100 Barangaroo Avenue
BARAANGAROO NSW 2000

Section 9.Restrictions on Transfer. The Awarded Shares granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.
Section 10.Successors and Assigns. This Award Agreement shall inure to the benefit of and shall be binding upon the Company and you and their respective heirs, successors and assigns.
Section 11.Construction of Language. Whenever appropriate in this Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 12.Governing Law. This Award Agreement shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Delaware shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting the Award granted under this Award Agreement, you, and any other person claiming any rights under this Award Agreement, agrees to submit himself or

Exhibit 10.1
herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 13.Amendment. This Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.
Section 14.Plan Provisions Control. This Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Agreement, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Agreement, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Agreement.

Exhibit 10.1
APPENDIX A

Election Under Section 83(b) of the Internal Revenue Code

Pursuant to the provisions of Section 83(b) of the Internal Revenue Code, the undersigned (the “Taxpayer”) hereby elects to include in gross income, for the taxable year set forth below, the excess, (if any) of the fair market value of the property described below (valued as of the time of transfer) over the amount (if any) paid therefor. Pursuant to the provisions of Section 1.83-2(e)(7) of the Treasury Regulations, the Taxpayer hereby states that copies of this election have been furnished to the company and to any other persons described in Section 1.83-2(d) of such regulations.

(1) Name of Taxpayer:	Fredrick Barrett
(2) Address of Taxpayer:
(3) Social Security Number:
(4) Description of Property Covered by Election:	Restricted Stock
(5) Date Property Transferred:	1 January 2025
(6) Taxable Year for which Election is Made:	2025
(7) Fair Market Value of Property at Time of Transfer:	$49,498.80
(8) Amount Paid for Property:	Nil
(9) Nature of Restrictions to which Property is Subject:	The property is subject to vesting and forfeiture or repurchase restrictions if the Taxpayer ceases to provide services.

Dated: 22 January 2025	/s/ Fredrick J Barrett Signature of Taxpayer